Registration No. 333-118159

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 To Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSOLIDATED EDISON, INC.

(Exact name of Registrant as specified in its charter)

New York	13-3965100
(State of incorporation)	(I.R.S. Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

THE CONSOLIDATED EDISON, INC. STOCK PURCHASE PLAN

(Full title of Plan)

PETER A. IRWIN, ESQ.

Vice President – Legal Services

Consolidated Edison Company of New York, Inc.

4 Irving Place

New York, New York 10003

(Name and address of agent for service)

(212) 460-4600

(Telephone number, including area code,

of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
See (1) below	N/A	N/A	N/A	N/A

(1)	Not applicable. No additional securities are to be registered, and the registration fees for the securities originally registered were paid upon filing of the original Registration Statement on Form S-8 filed on August 12, 2004 (File No. 333-118159). Therefore, no further registration fee is required.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been filed by the Company in order to correct a typographical error on the cover page of the Registration Statement as filed with the Securities and Exchange Commission on August 12, 2004 (File No. 333-118159). The title of the Plan was incorrectly titled “The Consolidated Edison, Inc. Long Term Incentive Plan; The Consolidated Edison, Inc. Senior Executive Restricted Stock Awards” and, instead, should have been titled “The Consolidated Edison, Inc. Stock Purchase Plan.”

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 25th day of August, 2004.

Consolidated Edison, Inc.

By:	/s/ Edward J. Rasmussen
Edward J. Rasmussen Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title

/S/ EUGENE R. MCGRATH* Eugene R. McGrath	Chairman of the Board of Directors, President and Chief Executive Officer and Director (Principal Executive Officer)

/S/ JOAN S. FREILICH* Joan S. Freilich	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)

/S/ EDWARD J. RASMUSSEN* Edward J. Rasmussen	Vice President and Controller (Principal Accounting Officer)

/S/ VINCENT A. CALARCO* Vincent A. Calarco	Director

/S/ GEORGE CAMPBELL, JR.* George Campbell, Jr.	Director

/S/ GORDON J. DAVIS* Gordon J. Davis	Director

/S/ MICHAEL J. DEL GIUDICE* Michael J. Del Giudice	Director

/S/ ELLEN V. FUTTER* Ellen V. Futter	Director

/S/ SALLY HERNANDEZ-PIÑERO* Sally Hernandez-Piñero	Director

/S/ PETER W. LIKINS* Peter W. Likins	Director

/S/ FREDERIC V. SALERNO* Frederic V. Salerno	Director

/S/ STEPHEN R. VOLK* Stephen R. Volk	Director

* Edward J. Rasmussen, pursuant to Powers of Attorney (executed by each of the officers and Directors listed above, and filed as Exhibit 24 hereto), by signing his name hereto does hereby sign and execute this Post-Effective Amendment No. 1 to Registration Statement on behalf of each of the officers and Directors named above and indicated as signing above in the capacities in which the name of each appears above.

Edward J. Rasmussen
August 25, 2004	Edward J. Rasmussen

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